Exhibit 3.82

UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Jay Dardenne
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed and following is a True and Correct copy of the Articles of Organization, Initial Report, Merger and 2006 Annual Report of

PLAYERS RIVERBOAT II, LLC

A LOUISIANA limited liability company domiciled at BATON ROUGE,

As shown by comparison with documents filed and recorded in this Office.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,
September 20, 2007

STATE OF LOUISIANA UNION JUSTICE CONFIDENCE SECRETARY OF STATE

VSC 35386336K

Secretary of State

CERTIFICATE SS 102 PRINTED SEAL (Rev. 11/06)

W. Fox McKeithen
Secretary of State

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State ***Do not send cash***	Return to: Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF Nevada   Check one: (x) Business ( ) Nonprofit

PARISH/COUNTY OF Clark

1. The name of this limited liability company is : Players Riverboat II, LLC

2. This company is formed for the purpose of: (check one)

(x) Engaging in any lawful activity for which limited liability companies may be formed.

( ) ______________________________ (use for limiting activity)

3. The duration of this limited liability company is : (may be perpetual) Perpetual

4. Other provisions: ______________________________

Signatures: Dennis Gallaghes

Sworn to and subscribe before me, the undersigned Notary Public, on this date: 12/5/02

Shirley W. Ramsey
Notary

Notary Public - State of Nevada
County of Clark
SHIRLEY W. RAMSEY
My Appointment Expires
October 19, 2003
No: 99-58984-1

365 Rev. 1/01   (See instructions on back)

W. Fox McKeithen
Secretary of State

LIMITED LIABILITY COMPANY INITIAL REPORT
(R.S. 12:1305 (E))

1. The name of this limited liability company is : Players Riverboat II, LLC

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

   320 Somerulos Street, Baton Rouge, LA 70802-6129

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

   Corporation Service Company

   320 Somerulos Street Baton Rouge, LA 70802-6129

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

   Players Riverboat Management, LLC - One Harrah's Court, Las Vegas, NV 89119-4312

   Players Riverboat, LLC - One Harrah's Court, Las Vegas, NV 89119-4312

To be signed by each person who signed the articles of organization:

Dennis Gallagher

AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

Corporation Service Company
By: [signature]

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 12-05-2002

DEBORAH M. PLATEMAN
Commission # 1288288
Notary Public - California
Sacramento County
My Comm. Expires Jan 20, 2005

Deborah M. Plateman
Notary

(see instructions on back)

CERTIFICATE OF MERGER

OF

PLAYERS RIVERBOAT, LLC

a Louisiana limited liability company

WITH AND INTO

PLAYERS RIVERBOAT II, LLC

a Louisiana limited liability company

In accordance with Louisiana Revised Statutes and in order to effectuate the merger of Players Riverboat, LLC, a Louisiana limited liability company, with and into Players Riverboat II, LLC, a Louisiana limited liability company, the undersigned hereby certifies as follows:

1.	Players Riverboat, LLC, a Louisiana limited liability company, and Players Riverboat II, LLC, a Louisiana limited liability company, are the parties to the merger.

2.	The name of the Surviving Company is Players Riverboat II, LLC.

3.	An agreement and plan of merger (the “Plan of Merger”) has been authorized and approved by Players Riverboat, LLC and by Players Riverboat II, LLC in accordance with R.S. 12:1359.

4.	The Articles of Organization of Players Riverboat II, LLC shall be the Articles of Organization of the Surviving Company and are not being amended.

5.	A complete executed Plan of Merger is on file at the following principal office of the Surviving Company: One Harrah’s Court, Las Vegas, Nevada 89119.

6.	A copy of the Plan of Merger will be furnished by the Surviving Company on request and without cost to any member of any entity that is a party to the merger.

7.	The effective date of the merger shall be December 31, 2002.

IN WITNESS WHEREOF, the undersigned has set his hand as of December 18, 2002.

“Surviving Company”

PLAYERS RIVERBOAT II, LLC

By:	Players Riverboat Management, LLC, Member

	By:	Players Holding, Inc., Sole Member

		By:	/s/ Charles L. Atwood
Charles L. Atwood, Senior Vice President

By:	Players Riverboat, LLC, Member

	By:	Players Holding, Inc. Sole Member

		By:	/s/ Charles L. Atwood
Charles L. Atwood, Senior Vice President

State of NEVADA	)
	)	ss.
County of CLARK	)

Charles L. Atwood acknowledged this instrument before me on December 18th, 2002.

/s/ Jill P. Reith
Notary Public
My commission expires:

JILL P. REITH
NOTARY PUBLIC STATE OF NEVADA No. 92-4232-1 My appt. exp. Aug. 31, 2004

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